Exhibit 99.1

Jamba, Inc. Reports Financial Results For The Fiscal Year Ended January 9, 2007

Company Expects to Open 450 to 500 Stores Over the Next 3 Years

SAN FRANCISCO, CA — (BUSINESS WIRE) —April 2, 2007 — Jamba, Inc. (NASDAQ:JMBA; NASDAQ:JMBAU; NASDAQ:JMBAW) (the “Company”) today reported financial results for the fiscal year ended January 9, 2007.

The Jamba Inc. financial statements only include the results of its wholly owned subsidiary, Jamba Juice Company, for 6 weeks as of January 9, 2007. The Company is also providing results of operations for Jamba Juice Company for the twenty-eight week period ended January 9, 2007 and January 10, 2006.

Highlights of the 28-week period ended January 9, 2007, for Jamba Juice Company:

•	Completion of merger with Services Acquisitions Corp. International;
•	Revenue increased 12.4% to $145.0 million;
•	Store level operating income increased to $23.7 million;
•	25 company-owned and 17 franchise new stores openings;

“We have been focusing on building the organization’s capability and capacity with particular emphasis on the management team and leadership. Specifically, we have been aggressively building our marketing, product quality and innovation, training and new store development capabilities. As we’ve state previously, 2007 will be a year of investment in brand development and infrastructure to support our growth plans and public company status. We continue to believe Jamba has significant opportunities for growth and the potential of becoming a highly respected lifestyle brand,” said Paul Clayton, Chief Executive Officer of Jamba, Inc.

Mr. Clayton continued, “Our priority is to continue to increase store volumes to further enhance our already strong unit economics which in turn is the foundation for healthy new company-owned store growth. We recently opened our 600th store and we expect to open between 450 and 500 stores over the next 3 years. We will continue to invest additional resources to increase our brand presence to venues such as grocery stores, airports, malls, and college and university campuses. We believe the growth opportunity at Jamba Juice is significant and we intend to utilize our substantial financial resources to drive our growth plans and thus long-term shareholder value.”

Jamba Inc. Results for the Fiscal Year Ended January 9, 2007

For the fiscal year ended January 9, 2007, the Company reported a net loss of $59.0 million or ($2.41) per share, which includes a pre-tax non-cash charge of $57.4 million ($2.34) per share related to the change in the fair value of derivative liabilities. The derivative liability relates to warrants issued in the 2005 initial public offering of Services Acquisition Corp. International. Operating results for the most recently completed fiscal year ended January 9, 2007 only include the results of Jamba Juice Company’s operations for the six weeks from November 29, 2006, the date the merger of Jamba Juice Company with Services Acquisitions Corp. International was completed.

Jamba Juice Company Operating Results for 28-weeks Ended January 9, 2007 Compared to 28-weeks Ended January 10, 2006

Revenue increased 12.4% to $145.0 million from $128.9 million in the prior year period. The growth in revenue was primarily attributable to revenue from new stores. Jamba Juice opened 25 company-owned stores and 17 franchise stores during the period.

System-wide comparable store sales were negative 0.6% compared with a strong 7.7% comparable store sales in the prior period. Company store comparable store sales were negative 1.0% compared to 7.7% in the prior year period. Franchise store comparable store sales were 0.3% compared to 7.6% in the prior year period.

Store level income increased $0.9 million, or 3.7%, to $23.7 million as higher revenue was negatively affected by increased commodity and occupancy costs.

General and administrative expenses increased $4.0 million as the Company incurred $1.2 million in additional accounting and legal costs associated with the merger with Services Acquisition Corp. International and $0.5 million in compensation expense for issuance of stock options as a result of the Company’s adoption of SFAS No. 123(R) Share-Based Payment on June 28, 2006.

Other expenses increased to $2.8 million from $1.1 million in the same period last year. This increase was primarily a result of employment related expenses associated with the management of the Company’s Florida joint venture stores. The management cost is reimbursed by the joint venture and recorded in Franchise and other revenue.

Loss from operations was $2.2 million as the Company incurred certain transaction costs and invested for accelerated growth.

Capital Resources

On March 30, 2007, the Company had cash and cash equivalents of $73 million. Jamba Juice Company, also had a $35 million line of credit. The Company intends to use its available cash resources, including any borrowings under Jamba Juice Company’s revolving line of credit, to invest in its core business, primarily through building out new locations or upgrading existing locations and other new business opportunities related to its core business. The Company may also use its available cash resources to make additional franchise acquisitions or purchase larger ownership interests in joint venture partnerships.

Subsequent Events

The Company has signed a purchase agreement to acquire 10 franchise stores in central California effective April 4, 2007. This is in addition to the 7 Minneapolis stores purchased in December 2006.

2007 Targets

Looking ahead, Jamba Inc. intends to grow revenue by 20% to 25%. The Company expects to open 90 company stores and 50 franchised or licensed locations.

Conference Call

Steve Berrard, Paul Clayton and Don Breen of Jamba, Inc. will conduct an earnings conference call on April 3, 2007 at 8:30 a.m. ET to discuss financial results for the period ended January 9, 2007. The call can be accessed live over the phone by dialing 877-502-9274 or for international callers by dialing 913-981-5584. A simultaneous web cast of the call will be available by visiting http://www.jambajuice.com/. A replay will be available at 11:30 a.m. ET and can be accessed by dialing 888-203-1112 or 719-457-0820 for international callers; the pin number is 5174179. The replay will be available until April 10, 2007.

About Jamba, Inc.

Jamba, Inc. is a holding company and through its subsidiary Jamba Juice Company, owns and franchises JAMBA JUICE® stores. Founded in 1990, JAMBA JUICE® is the category-defining leader in healthy blended beverages, juices, and good-for-you snacks. Today, JAMBA JUICE® has more than 600 stores, of which more than 375 are company-owned and operated. For the nearest location or a complete menu including new All Fruit™ smoothies, please call: 1-866-4R-FRUIT or visit the JAMBA JUICE® website at http://www.jambajuice.com.

Forward-looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward looking statements are statements that are not historical facts. Forward looking statements in this release include those related to revenue growth and expectations regarding store openings, market development and commodity and other costs. Such forward-looking statements, based upon the current beliefs and expectations of Jamba, Inc.’s management, are subject to risks and uncertainties, which could cause actual results to differ from the forward looking statements. The following factors, among others, could cause actual results to differ from those set forth in the forward-looking statements: continued compliance with government regulations; legislation or regulatory environments, requirements or changes adversely affecting the businesses in which Jamba, Inc. is engaged; demand for the products and services that Jamba, Inc. provides, general economic conditions; geopolitical events and regulatory changes, as well as other relevant risks detailed in the Company’s filings with the Securities and Exchange Commission. The information set forth herein should be read in light of such risks. The Company does not assume any obligation to update the information contained in this press release.

Contact:

Integrated Corporate Relations

Don Duffy or Brian Prenoveau, 203-682-8200

investors@jambajuice.com

JAMBA, INC.

CONSOLIDATED BALANCE SHEET

January 9, 2007

(In thousands, except for share data)

(Unaudited)

January 9, 2007
Assets
Current assets:
Cash and cash equivalents	$87,379
Receivables, net of allowances of $96 and $0, respectively	3,420
Inventories	2,356
Deferred income taxes	6,170
Prepaid expenses and other current assets	5,443

Total current assets	104,768

Property, fixtures and equipment, net	85,305
Goodwill	94,162
Other intangible assets, net	177,580
Other long-term assets	5,738

Total assets	$467,553

Liabilities and Stockholders’ Equity
Current Liabilities:
Accounts payable	$10,456
Accrued compensation and benefits	6,702
Workers compensation and health self-insurance reserves	3,917
Accrued store value cards	19,712
Current portion of litigation settlement payable	614
Other accrued expenses	4,749
Derivative liability	71,197

Total current liabilities	117,347

Deferred franchise revenues	50
Deferred income tax	60,331
Deferred rent and other long-term liabilities	3,950
Commitments and contingencies	—

Stockholders’ Equity:
Common stock, $.001 par value, 150,000,000 shares authorized, issued and outstanding 51,881,616 as of January 9, 2007	52
Additional paid-in-capital	341,256
Accumulated deficit	(55,433)

Total stockholders’ equity	285,875

Total liabilities and stockholders’ equity	$467,553

JAMBA, INC.

CONSOLIDATED STATEMENT OF OPERATIONS

(In thousands)

(Unaudited)

Fiscal Year Ended January 9, 2007
REVENUE:
Company stores
Franchise revenue	$22,064
Total revenue	1,051

23,115

OPERATING EXPENSES:
Cost of sales
Labor costs	6,039
Occupancy costs	8,524
Store operating expense	3,590
Depreciation and amortization	4,222
General and administrative expense	1,878
Store pre-opening expense	6,195
Other operating expenses	285
Total operating expenses	675

31,408

LOSS FROM OPERATIONS	(8,293)

OTHER INCOME/(EXPENSE):
Loss on derivative liabilities	(57,383)
Interest income	4,177
Interest expense	(71)

Total other expense	(53,277)

LOSS BEFORE INCOME TAX	(61,570)

INCOME TAX BENEFIT	(2,544)

NET LOSS	$(59,026)

Basic weighted average shares outstanding	24,478,384
Net loss per share basic	$(2.41)

Diluted weighted average shares outstanding	24,478,384
Net loss per share diluted	$(2.41)

JAMBA JUICE COMPANY

(A Wholly Owned Subsidiary)

STATEMENT OF OPERATIONS DATA

(UNAUDITED)

(In thousands)

	28 Weeks Ended
	January 9, 2007	January 10, 2006
REVENUE:
Company stores	$139,031	$124,424
Franchise and other revenue	5,945	4,512

Total revenue	144,976	128,936

OPERATING EXPENSES:
Cost of sales	36,022	30,672
Labor costs	45,602	41,488
Occupancy costs	16,262	13,894
Store operating expense	17,430	15,506
Depreciation and amortization	7,824	6,900
General and administrative expense	19,980	16,030
Store pre-opening expense	1,316	1,306
Other operating expense	2,768	1,123

Total operating expenses	147,204	126,919

INCOME/(LOSS) FROM OPERATIONS	$(2,228)	$2,017

The operating income/(loss) of Jamba Juice Company, a wholly owned subsidiary of Jamba, Inc., are included to provide comparative information. The results of Jamba Juice Company have been included with Jamba, Inc. beginning November 29, 2006.